Exhibit 99.1

CopyTele Selects KPMG as Its Independent Auditor

MELVILLE, N.Y.--(BUSINESS WIRE)--August 17, 2009--CopyTele, Inc. (OTCBB:COPY) announced that its Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm commencing with its third quarter of fiscal 2009. This selection concludes a thorough evaluation conducted by the Company.

Grant Thornton LLP is CopyTele’s previous independent auditor. The change in independent auditors does not result from any disagreement or dissatisfaction between CopyTele and Grant Thornton.

CopyTele’s principal operations include the development, production and marketing of its thin flat low voltage phosphor displays and the development, production and marketing of multi-functional encryption products, hardware and software based, that provide information security for domestic and international users over virtually every communication media. For additional information, visit CopyTele’s website at www.copytele.com.

Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to commercialize a full-color video display, including through its license with Videocon Industries Limited; the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

CONTACT:
CopyTele, Inc.
Anne Rotondo, 631-549-5900

6